UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
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Piedmont Lithium Inc.

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PRESS RELEASE | August 11, 2025 | NASDAQ: PLL

PIEDMONT LITHIUM ANNOUNCES ADJOURNMENT OF 2025 SPECIAL MEETING OF STOCKHOLDERS UNTIL AUGUST 22, 2025

■	The Special Meeting of Stockholders has not reached the required quorum; 47.05% of shares outstanding voted in favor of proposed merger
■	Shareholders are strongly encouraged to vote; merger cannot move forward without shareholder approval
■	Special Meeting of Stockholders adjourned to Friday, August 22, 2025 to allow shareholders more time to vote

Belmont, North Carolina, August 11, 2025 – Piedmont Lithium Inc. (“Piedmont,” the “Company”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, today announced that after convening the Company’s 2025 Special Meeting of Stockholders (the “Special Meeting”) virtually on Monday, August 11, 2025 at 11 a.m. Eastern Time, the Company adjourned the Special meeting until Friday, August 22, 2025 at 11 a.m. Eastern Time. Piedmont Lithium will be holding its adjourned Special Meeting in virtual-only format, by way of webcast, and no physical or in-person meeting will be held.

“With 47.05% of the shares outstanding and 97.77% of the votes case in favor of the proposed merger with Sayona, we’ve seen meaningful progress and continued strong support for the proposal over the last week,” said Keith Phillips, President and CEO of Piedmont Lithium. “However, the fact remains that we have not received votes from the majority of the shares outstanding needed to approve the transaction. This merger cannot move forward without shareholder approval, and we urge every shareholder that has not yet voted to do so as soon as possible.”

VOTING INSTRUCTIONS FOR COMMON STOCKHOLDERS:

•	Online – Visit www.proxyvote.com and enter the control number provided with your proxy card.

•	By Phone – If you do not know your control number, call (855) 206-1066

VOTING INSTRUCTIONS FOR CHESS DEPOSITARY INTERESTS (“CDIs”) HOLDERS:

•	Online – Visit www.investorvote.com.au

o	Enter the 6-digit control number: 184993

o	Provide your SRN/HIN and postcode or country of residence

•	By Phone – Call 1300-237-569 (within Australia) or +61-2-9066-4055 (outside Australia)

At the time of the Special Meeting on August 11, a total of 10,645,325 shares of the Company’s common stock, or 48.50% of the common stock outstanding and entitled to vote as of June 16, 2025 (including shares of common stock underlying CDIs), the record date for the Special Meeting (the “Record Date”), were present at the Special Meeting, either virtually or represented by proxy, which fell short of the majority of shares of common stock outstanding and entitled to vote required to reach quorum. For the sole reason of the lack of quorum, the Company adjourned the Special Meeting to provide the Company’s stockholders additional time to vote their shares.

The preliminary voting tabulation, as of the time of the August 11 Special Meeting, is set forth below. As a reminder, the polls remain open and we encourage all stockholders to vote their shares if they have not already done so. Details of the final voting results, including votes validly received at the adjourned Special Meeting, will be tabulated and included with the official minutes of the Special Meeting and will be available for all stockholders in our filings with the U.S. Securities and Exchange Commission within four business days.

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To adopt the Agreement and Plan of Merger, dated as of November 18, 2024 (as it may be further amended from time to time, the “Merger Agreement”), by and among Sayona Mining Limited, Shock MergeCo Inc., and Piedmont Lithium Inc. (Proposal 1):

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,326,253	235,359	83,713	0

2.
To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Piedmont to its named executive officers in connection with the merger contemplated by the merger agreement (Proposal 2):

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,063,556	1,238,402	343,367	0

3.
To postpone or adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Special Meeting (Proposal 3):

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,710,806	678,553	255,966	0

We encourage all stockholders to actively take steps to vote their shares. See below under “How do I vote” for instructions on how to vote if you have not already voted.

We encourage all stockholders and interested parties to refer to the Proxy Statement which can be found on our website at www.piedmontlithium.com. You can also find our proxy materials, including our proxy statement dated June 20, 2025 (the “Proxy Statement”) on our website in the “Investors” section under “Financials and Reports.” The Proxy Statement is also available at www.proxyvote.com.

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How can I participate in the adjourned virtual Special Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the adjourned virtual Special Meeting on August 22, 2025 at 11 a.m. Eastern Time. To participate in the adjourned Special Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, stockholders of record should go to the same meeting website at www.virtualshareholdermeeting.com/PLL2025, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”) and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the adjourned Special Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the adjourned Special Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the adjourned Special Meeting.

The meeting webcast will begin promptly at 11 a.m. Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the adjourned Special Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. Regardless of whether you plan to participate in the adjourned Special Meeting, it is important that your shares be represented and voted. Accordingly, we encourage you to vote in advance of the adjourned Special Meeting.

How do I vote?

Full details on how to vote, change or revoke a vote, appoint a proxyholder, attend the adjourned virtual Special Meeting, ask questions and other general proxy matters are available in the Proxy Statement, available on the Company’s website or the sec.gov website.

The record date for determining stockholders and CDI holders eligible to vote at the Special Meeting will remain the close of business on June 16, 2025. Stockholders and CDI holders who have already submitted a valid proxy or in the case of CDI holders, a CDI voting instruction form, do not need to vote again for the adjourned Special Meeting, as the proxies and CDI voting instructions submitted will remain valid. Stockholders and CDI holders who have already submitted a proxy or CDI voting instruction form and want to change their vote, can update their vote in the manner set forth in the Proxy Statement. CDI holders can either lodge a new CDI voting instruction form provided by the Company's share registry or by using the original CDI voting instruction form which was sent to CDI holders with the Proxy Statement.

Your vote will be recorded at the adjourned Special Meeting in accordance with your most recently submitted proxy or CDI voting instruction form. Stockholders and CDI holders who have already submitted a proxy or CDI voting instruction form and do not wish to change their voting instruction do not need to take any action.

Piedmont Lithium stockholders and CDI holders as of close of business on the Record Date who have not voted are encouraged to vote by following the instructions in the Proxy Statement. Stockholders that need assistance voting or have questions may contact the Company’s proxy solicitation firm, Morrow Sodali, at PLL@investor.sodali.com.

Previously, the voting cut-off date for CDI holders was 7 a.m. Australian Eastern Standard Time, Thursday, August 7, 2025. Due to the adjournment of the Special Meeting, the voting cut-off time for CDI holders has now been extended to Wednesday, August 20, 2025 at 7 a.m. Australian Eastern Standard Time. CDI voting instruction forms received later than this time will be invalid.

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Whether or not you plan to attend the adjourned virtual Special Meeting, we urge you to vote and submit your proxy or CDI voting instruction form in advance of the Special Meeting by one of the methods described in the Proxy Statement found on our corporate website.

About Piedmont

Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium project in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

For further information, contact:

John Koslow
Investor Relations
T: +1 980 701 9928
E: jkoslow@piedmontlithium.com

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